SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 5, 2014

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29245	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 5, 2014, the Air Industries Group (the “Company”) held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable.

1.           Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael N. Taglich	2,472,781	88,218	3,176,769
Peter D. Rettaliata	2,472,757	88,242	3,176,769
Robert F. Taglich	2,472,781	88,218	3,176,769
Seymour G. Siegel	2,534,818	26,181	3,176,769
David G. Buonanno	2,534,966	26,033	3,176,769
Robert C. Schroeder	2,472,741	88,258	3,176,769
Michael Brand	2,535,018	25,981	3,176,769

2.           Ratification of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The results of the voting were 5,694,383 votes for, 10,755 votes against and 32,630 abstentions. There were no broker non-votes.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2014

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer